EX-99.CERT 11(a)(2)(A)
                                 CERTIFICATIONS

I, Steven W. Duff, certify that:

1. I have reviewed this report on Form N-CSR of New Jersey Daily Municipal Income Fund, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.


Date: May 7, 2004

                            /s/ Steven W. Duff
                                Steven W. Duff
                                President

                                                          EX-99.CERT 11(a)(2)(B)
                                 CERTIFICATIONS

I, Richard De Sanctis, certify that:

1. I have reviewed this report on Form N-CSR of New Jersey Daily Municipal Income Fund, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.


Date: May 7, 2004

                              /s/  Richard De Sanctis
                                   Richard De Sanctis
                                   Treasurer